                                                             Page 33 of 59 Pages

                                                                       Exhibit 1

            Members of the Executive Committee and Supervisory Board
                                       of
                                     AXA-UAP

            The names and titles (for the Executive Committee members) of the Members of the Executive Committee and Supervisory Board of AXA-UAP and their business addresses and principal occupations are set forth below. If no address is given, the Member's business is that of AXA-UAP at 9, place Vendome, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA-UAP and each individual is a citizen of the Republic of France.

                       Members of the Executive Committee

       Name, Business Address              Present Principal Occupation
       ----------------------              ----------------------------
       Claude Bebear                       Chairman of the Executive Board

       Donald Brydon (1)                   Senior Executive Vice President, AXA
                                           Asset Management Europe

       Henri de Castries                   Senior Executive Vice President,
                                           Financial Services and Insurance
                                           Activities (U.S. and U.K.)

       John Chalsty (2)                    Senior Executive Vice President;
                                           Chairman and Chief Executive Officer,
                                           Donaldson, Lufkin & Jenrette, Inc.
                                           (investment banking)

       Francoise Colloc'h                  Senior Executive Vice President, Group
                                           Human Resources and Communications

       Jean-Pierre Gerard (3)              Senior Executive Vice President; Chief
                                           Executive Officer, Royale Belge
                                           (insurance)

       Michael Hart (1)                    Senior Executive Vice President; Chief
                                           Executive Officer, Sun Life &
                                           Provincial Holdings PLC (insurance)

       Denis Kessler                       Senior Executive Vice President,
                                           Insurance Activities outside France,
                                           U.K. and the U.S.

                                                             Page 34 of 59 Pages

       Name, Business Address              Present Principal Occupation
       ----------------------              ----------------------------
       Claas Kleyboldt (4)                 Senior Executive Vice President;
                                           Chairman of the Executive Board of
                                           Colonia Konzern AG (insurance)

       Gerard de La Martiniere             Senior Executive Vice President, Chief
                                           Financial Officer

       Joseph J. Melone (2)                Senior Executive Vice President; Chief
                                           Executive Officer, The Equitable
                                           Companies Incorporated

       Jean-Louis Meunier                  Senior Executive Vice President, Chief
                                           Underwriting Officer

       Michel Pinault                      Senior Executive Vice President, Group
                                           Administration

       Claude Tendil                       Senior Executive Vice President,
                                           Chairman and Chief Executive Officer -
                                           French Insurance Activities,
                                           international risks, transnational
                                           insurance projects and information
                                           systems policy

       Geoff Tomlinson (5)                 Senior Executive Vice President;
                                           Managing Director, National Mutual
                                           Holdings (insurance)

       Dave H. Williams (2)                Senior Executive Vice President;
                                           Chairman and Chief Executive Officer,
                                           Alliance Capital Management
                                           Corporation (investment adviser)

                        Members of the Supervisory Board

       Name, Business Address              Present Principal Occupation
       ----------------------              ----------------------------
       Jacques Friedmann                   Chairman of the Supervisory Board

       Jean-Louis Beffa                    Chairman and Chief Executive Officer,
       "Les Miroirs"                       Compagnie de St. Gobain (industry)
       Cedex 27
       92096 Paris La Defense, France

                                                             Page 35 of 59 Pages

       Name, Business Address              Present Principal Occupation
       ----------------------              ----------------------------
       Antoine Bernheim                    General Partner, Lazard Freres et Cie
       121, Boulevard Haussman             (investment banking); Chairman,
       75008 Paris, France                 Assicurazioni Generali S.p.A.
                                           (insurance)

       Jacques Calvet                      Chairman of the Executive Board,
       75, avenue de la Grande Armee       Peugeot S.A. (auto manufacturer)
       75116 Paris, France

       Henri de Clermont-Tonnerre          Chairman of the Supervisory Board,
       90, rue de Miromesnil               Qualis SCA (transportation)
       75008 Paris, France

       David Dautresme                     General Partner, Lazard Freres et Cie
       121, Bulevard Haussman              (investment banking)
       75008 Paris, France

       Guy Dejouany                        Honorary Chairman, Compagnie
       52, rue d'Anjou                     General des Eaux (industry and
       75008 Paris, France                 services)

       Paul Desmarais (7)                  Chairman and Chief Executive Officer,
       751, Square Victoria                Power Corporation of Canada (industry
       Montreal Quebec                     and services)
       H3Y 3J7 Canada

       Jean-Rene Fourtou                   Chairman and Chief Executive Officer,
       25, quai Paul Doumer                Rhone-Poulenc S.A. (industry)
       92408 Courbevoie, France

       Michel Francois-Poncet              Chairman of the Supervisory Board,
       3, rue d'Autin                      Compagnie Financiere de Paribas
       75002 Paris, France                 (financial services and banking)

       Patrice Garnier                     Retired
       Latreaumont
       76360 Baretin, France

       Anthony J. Hamilton (1)             General Partner, Fox-Pitt, Kelton
       35 Wilson Street                    Limited (finance)
       London, England  EC2M 2SJ

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                                                           Page 36 of 59 Pages

       Name, Business Address              Present Principal Occupation
       ----------------------              ----------------------------
       Henri Hottinguer (6)                Chairman and Chief Executive Officer,
       38, rue de Provence                 Banque Hottinguer (banking)
       75009 Paris, France

       Richard H. Jenrette (2)             Senior Advisor, Donaldson, Lufkin &
       c/o Donaldson, Lufkin & Jenrette,   Jenrette, Inc. (investment banking)
          Inc.
       277 Park Avenue
       New York, New York  10172

       Henri Lachmann                      Chairman and Chief Executive Officer,
       56, rue Jean Giraudoux              Strafor Facom (office furniture)
       67000 Strasbourg, France

       Gerard Mestrallet                   Chairman and Chief Executive Officer,
       1, rue d'Astorg                     Compagnie de Suez (finance)
       75008 Paris, France

       Friedel Neuber                      Chairman of the Executive Board,
       Girozentrade Herzogstrasse 15       WestDeutsche Landesbank (banking)
       D40127 Dusseldorf, Germany

       Alfred von Oppenheim (4)            Chairman, Bank Oppenheim (banking)
       Konsortium Oppenheim
       Unter SachsenRausen 4
       50667 Koln, Germany

       Michel Pebereau                     Chairman and Chief Executive Officer,
       16, Boulevard des Italiens          Banque Nationale de Paris (banking)
       75009 Paris, France

       Didier Pineau-Valencienne           Chairman and Chief Executive Officer,
       64-70, avenue Jean Baptiste         Schneider S.A. (electric equipment)
        Clement
       92646 Boulogne Cedex, France

       Bruno Roger                         General Partner, Lazard Freres & Cie
       21, Boulevard Haussman              (investment banking)
       75008 Paris, France

       Simone Rozes                        First Honorary President, Cour de
       2, rue Villaret de Joyeuse          Cassation (government)
       75017 Paris, France

                                                             Page 37 of 59 Pages


       Name, Business Address                    Present Principal Occupation
--------------------------------------------     ----------------------------
  (1)  Citizen of the United Kingdom
  (2)  Citizen of the United States of America
  (3)  Citizen of Belgium
  (4)  Citizen of Germany
  (5)  Citizen of Australia
  (6)  Citizen of Switzerland
  (7)  Citizen of Canada